As filed with the Securities and Exchange Commission January 14, 1997

                                                       Registration No. 333

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM S-3

                             REGISTRATION STATEMENT

                                      under

                           THE SECURITIES ACT OF 1933

                             HERLEY INDUSTRIES, INC.
             (Exact name of registrant as specified in its charter)

           Delaware                                  23-2413500
  (State or other jurisdiction of          (I.R.S. Employer Identification No.)
   incorporation or organization)

    10 Industry Drive                        Myron Levy, President
    Lancaster, Pennsylvania 17603-4025       Herley Industries, Inc.
    (717) 397-2777                           10 Industry Drive
(Address, including zip code and telephone   Lancaster, Pennsylvania 17603-4025
number, including area code, of registrant's (717) 397-2777
principal executive offices)                 (Name address and telephone number,
                                              including area code, of agent for
                                              service)

                                   Copy to:
                            David H. Lieberman, Esq.
                     Blau, Kramer, Wactlar & Lieberman, P.C.
                             100 Jericho Quadrangle
                             Jericho, New York 11753
                                 (516) 822-4820

    Approximate date of commencement of proposed sale to public: From time to time after the effective date of this Registration Statement.

    If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box [ ].

    If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box [ ].

    If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.

    If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration number of the earlier effective registration statement for the same offering.

     If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box [ ]

                         CALCULATION OF REGISTRATION FEE
-----------------------------------------------------------------------------------------------------------------------------------
Title  of Each  Class of    Securities Amount to be    Proposed  Maximum Offering  Proposed  Maximum              Amount of
to be  Registered           Registered                 Price Per Share (1)         Aggregate Offering Price (1)   Registration Fee
-----------------------------------------------------------------------------------------------------------------------------------
Common Stock, par value    380,490 shs.                       $10.50                $3,995,145                       $1,211
$.10 per share, reserved
for issuance upon the
exercise of Common Stock
Purchase  Warrants (2)
-----------------------------------------------------------------------------------------------------------------------------------

(1) Estimated solely for the purpose of calculating the registration fee, based on the closing price of the Common Stock reported in the consolidated reporting system on January 7, 1997. (2) Pursuant to Rule 416, this Registration Statement also covers any additional shares of Common Stock which may become issuable by virtue of the anti-dilution provisions of such Warrants.

-------------------------------------------------------------------------------
The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

                             HERLEY INDUSTRIES, INC.

                              Cross Reference Sheet

  Showing location in Prospectus of Information Required by Items on Form S-3

Item No. Prospectus Caption

 1.    Forepart of the Registration             Outside Front Cover
       Statement and Outside Front Cover Page   Page of Prospectus
       of Prospectus

 2.    Inside Front and Outside Back Cover      Inside Front and Outside
       Pages of Prospectus                      Back Cover Pages of
                                                Prospectus

 3.    Summary Information, Risk Factors and            *
       Ratio of Earnings to Fixed Charges

 4.    Use of Proceeds                          Use of Proceeds

 5.    Determination of Offering Price          Outside Front Cover Page;
                                                Selling Securityholders

 6.    Dilution                                         *

 7.    Selling Security Holders                 Selling Securityholders

 8.    Plan of Distribution                     Outside Front Cover Page;
                                                Plan of Distribution

 9.    Description of Securities to be                  *
       Registered

 10.   Interests of Named Experts and Counsel   Legal Opinion;
                                                Experts

 11.   Material Changes                                 *

 12.   Incorporation of Certain Information     Incorporation of
       by Reference                             Certain Documents
                                                By Reference

 13.   Disclosure of Commission Position on             *
       Indemnification for Securities Act
       Liabilities

*Omitted since answer to item is negative or inapplicable

INFORMATION CONTAINED HEREIN IS SUBJECTED TO COMPLETION OR AMENDMENT. A REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. THESE SECURITIES MAY NOT BE SOLD NOR MAY OFFERS TO BUY BE ACCEPTED PRIOR TO THE TIME THE REGISTRATION STATEMENT BECOMES EFFECTIVE. THIS PROSPECTUS SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY NOR SHALL THERE BE ANY SALE OF THESE SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL PRIOR TO REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF ANY SUCH STATE.

                             SUBJECT TO COMPLETION
                             Dated January 14, 1997

                             HERLEY INDUSTRIES, INC.

                         380,490 Shares of Common Stock
                                 $.10 par value



            The 380,490 shares of Common Stock,  par value $.10 par share,  (the
"Shares") underlying Common Stock Purchase Warrants, of Herley Industries, Inc. (the "Company") being covered by this Prospectus are being offered for sale from time to time by or for the accounts of Ladenburg, Thalmann & Co, Inc., certain directors and officers of the Company, certain transferees thereof, and any pledgees, transferees, donees or other successors in interest thereof (the
"Selling Securityholders"). The Shares may be offered by the Selling Securityholders from time to time in transactions on the Nasdaq National Market System, in privately negotiated transactions, or by a combination of such methods of sale, at fixed prices that may be changed, at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at negotiated prices. The Selling Securityholders may effect such transactions by selling the Shares to or through broker-dealers and such broker-dealers may receive compensation in the form of discounts, concessions or commissions from the Selling Securityholders or the purchaser of the Shares for whom such broker-dealers may act as agent or to whom they sell as principal or both (which compensation to a particular broker-dealer might be in excess of customary commissions). See "Selling Securityholders" and "Plan of Distribution."

            None of the proceeds from the sale of the Shares by the Selling Securityholders will be received by the Company. The Company will bear the expenses in connection with the offering, including filing fees and the Company's legal and accounting fees, estimated at $7,500.

            The Company's Common Stock is traded on the Nasdaq National Market System (NASD Symbol: HRLY). On January 7, 1997, the last reported sale price of the Company's Common Stock as reported by the Nasdaq National Market System was $10.50 per share.


  THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND
     EXCHANGE COMMISSION NOR HAS THE COMMISSION PASSED UPON THE ACCURACY OR
      ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A
                                CRIMINAL OFFENSE.


                The date of this Prospectus is           , 1997

                              AVAILABLE INFORMATION

     The Company has filed with the Securities and Exchange Commission (the "Commission"), Washington, D.C., a Registration Statement under the Securities Act of 1933, as amended (the "Act"), with respect to the Common Stock offered hereby. This Prospectus does not contain all the information set forth in the Registration Statement and the exhibits relating thereto. For further information with respect to the Company and the shares of Common stock offered by this Prospectus, reference is made to such Registration Statement and the exhibits thereto. Statements contained in this Prospectus as to the contents of any contract or other document are not necessarily complete and in each instance reference is made to the copy of such contract or other document filed as an exhibit to the Registration Statement for a full statement of the provisions thereof; each such statement contained herein is qualified in its entirety by such reference.

     The Company is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and, in accordance therewith, files reports, proxy statements and other information with the Commission. Such reports, proxy statements and other information can be inspected and copied at the public reference facilities maintained at the office of the Commission at Room 1024, 450 Fifth Street, N.W., Washington, D.C. 20549 and at the Commission's Regional Offices at Northwestern Atrium Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661-2511 and 7 World Trade Center, New York, New York 10048. Copies of such material can be obtained from the Public Reference Section of the Commission, Washington, D.C. 20549, at prescribed rates, and from the Securities and Exchange Commission's Web site at the address http://www.sec.gov. In addition, the Company's Common Stock is listed on the Nasdaq Stock Market, and copies of the foregoing materials and other information concerning the Company can be inspected at the offices of the Nasdaq Stock Market at 1735 K Street, N.W., Washington, DC 20006.

                 INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

     The following documents have been filed by the Company with the Commission (File No. 0-5411) pursuant to the Exchange Act, are incorporated by reference in this Prospectus and shall be deemed to be a part hereof:

     (1) The Company's Annual Report on Form 10-K for the fiscal year ended July 28, 1996.

     (2) The Company's Quarterly Report on Form 10-Q for the quarter ended November 3, 1996.

     (3) The description of the class of securities to be offered which is contained in a Registration Statement filed under Section 12 of the Securities and Exchange Act of 1934 (File No. 0-5411), including any amendment or report filed for the purpose of updating such description.

     All documents filed pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this Prospectus and prior to the termination of this offering of Common Stock shall be deemed to be incorporated by reference in this Prospectus and to be part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference in this Prospectus shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or in any subsequently filed document that also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

     The Company will provide without charge to each person to whom a copy of this Prospectus is delivered, upon the written or oral request of such person, a copy of any or all of the documents incorporated by reference (except for exhibits thereto unless specifically incorporated by reference therein). Requests for such copies should be directed to the Secretary, Herley Industries, Inc., 10 Industry Drive, Lancaster, PA 17603, (717) 397-2777.

                                   THE COMPANY


     Herley Industries, Inc. ("Herley" or the "Company") principally designs, manufactures and sells flight instrumentation products, primarily to aerospace companies, the U.S. government, and several foreign governments. One of the Company's main products is a variety of transponders which are used to enhance radar signals to accurately track the flight of space launch vehicles and aircraft.

     The transponders are used in conjunction with target command and control systems, also manufactured by the Company, in the training of troops and the testing of weapons. These command and control systems are housed in shelters on training and testing ranges in the U.S. and in foreign countries. The Company has an established base of approximately 100 command and control systems installed around the world. These command and control systems are both shelter mounted and portable radar units. Herley also manufactures microwave devices used in its flight instrumentation products and in connection with the radar and defense electronic systems on tactical fighter aircraft.

     Since its inception in 1965, the Company has designed and manufactured microwave devices for use on various tactical military programs. In June 1986 the Company acquired a small engineering company engaged in the design and development of transponders. This acquisition enabled the Company to enter the flight instrumentation business beginning with the design and manufacture of range safety transponders. In September 1992, the Company acquired substantially all of the assets of Micro-Dynamics, Inc. of Woburn, Massachusetts, a microwave subsystem designer and manufacturer. In June of 1993, the Company acquired Vega Precision Laboratories, Inc. ("Vega") of Vienna, Virginia , and moved the operations to Lancaster, Pennsylvania in October, 1993. In March 1994, the Company entered into an exclusive license agreement for the manufacture, marketing and sale of the Multiple Aircraft GPS Integrated Command & Control (MAGIC2) systems. In July, 1995, the Company acquired certain assets and the business of Stewart Warner Electronics Corp. of Chicago, Illinois, a manufacturer of high frequency radio and IFF interrogator systems.

     With these recent acquisitions, the Company has reorganized into three operating facilities; HERLEY-VEGA SYSTEMS, operating in Lancaster, Pennsylvania; HERLEY-MDI operating in Woburn, Massachusetts, and Stewart Warner Electronics Co. operating in Chicago, Illinois. In January 1996 the Company created its Global Security Systems division, a marketing group, to serve the international marketplace.

     The Company manufactures flight instrumentation products, encompassing transponder products and command & control systems; and microwave products including microwave integrated circuits, receiver-protectors, and magnetrons. Revenues from flight instrumentation products accounted for approximately 69%, 58% and 62%, and revenues from microwave products accounted for approximately 31%, 42% and 38%, of net revenues for the fiscal years 1996, 1995 and 1994, respectively.

     Herley's business strategy is to expand its product line by acquisition and by designing and manufacturing other flight instrumentation products for sale to the Company's existing domestic customers. In addition, the Company due to its broad product line, will seek to expand its foreign business. These major products include transponders, flight termination receivers, telemetry systems and telemetry data encoders. The Company believes that significant growth potential for the sale of flight instrumentation products to the space launch industry has been created by changes in government space policy, enabling private industry to launch satellites, and new technologies providing for broader use of satellites.

     Products

     The Company manufactures and sells transponders, microwave devices, command and control systems, and other related products, in one industry segment, military electronics. The Company's business is not considered to be seasonal in nature.

                                 USE OF PROCEEDS

     The Company will not receive any proceeds from this offering.

                           PRICE RANGE OF COMMON STOCK

     (a) The Company's Common Stock is traded in the over-the-counter National Market System under the symbol HRLY. The following table sets forth the high and low closing sales price as reported by NASDAQ - National Market System for the Company's Common Stock for the periods indicated.

                                                             Common Stock
                                                        High              Low


Fiscal Year 1995
     First Quarter . . . . . . . . . . . . . . . .   $  5-1/2       $  3-5/8
     Second Quarter. . . . . . . . . . . . . . . .      4-1/8         2-9/16
     Third Quarter . . . . . . . . . . . . . . . .    3-13/16          1-3/4
     Fourth Quarter. . . . . . . . . . . . . . . .      5-5/8         3-3/16

Fiscal Year 1996
     First Quarter . . . . . . . . . . . . . . . .      6-1/8          4-7/8
     Second Quarter. . . . . . . . . . . . . . . .      8-1/4          5-1/8
     Third Quarter . . . . . . . . . . . . . . . .     10-5/8              7
     Fourth Quarter. . . . . . . . . . . . . . . .     12-1/4              8

Fiscal Year 1997
     First Quarter . . . . . . . . . . . . . . . .     10-5/8          8-1/4
-----------

The closing price on January 7, 1997 was $10.50

     (b) As of January 7, 1997, there were approximately 1,000 record holders of the Company's Common Stock.

     (c) There have been no cash dividends declared or paid by the Company on its Common Stock during the past two years.

                                 DIVIDEND POLICY

     The Company has never paid any cash dividends on its Common Stock. There have been no stock dividends declared or paid by the Company on its Common Stock during the past two years. Payment of future dividends, if any, will be dependent upon the earnings and financial position of the Company and such factors as the Board of Directors shall deem appropriate.

             COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

     The primary function of the Compensation Committee is to oversee policies relating to executive compensation including salary, incentive bonuses, fringe benefits and stock option awards. Its objective is to attract and retain qualified individuals by providing competitive compensation, while, at the same time, linking such compensation to corporate objectives. The Committee believes that providing a direct relationship between corporate results and executive compensation will best serve shareholder interest. This link between executive compensation and corporate performance is facilitated through incentive bonuses based on earnings and also through stock option awards. Salary ranges for the chief executive officer and other executive officers are based on the underlying accountability of each executive's position, which is reviewed on a regular basis, subject to the terms and conditions of employment agreements.

                   RELATIONSHIP OF COMPENSATION TO PERFORMANCE
                    FOR OFFICERS AND CHIEF EXECUTIVE OFFICER

     The Compensation Committee annually establishes, subject to any applicable employment agreements, the salaries which will be paid to the Company's executive officers during the coming year. In setting salaries, the Committee takes into account several factors, including competitive compensation data, the extent to which an individual may participate in the stock option plans maintained by the Company and its affiliates, and qualitative factors bearing on an individual's experience, responsibilities, management and leadership abilities and job performance.

     The Compensation Committee:   Thomas J.  Allshouse
                                   David H.  Lieberman

          COMPLIANCE WITH SECTION 16(a) OF THE SECURITIES EXCHANGE ACT

     Section 16(a) of the Exchange Act requires the Company's executive officers, directors and persons who own more than ten percent of a registered class of the Company's equity securities ("Reporting Persons") to file reports of ownership and changes in ownership on Forms 3, 4 and 5 with the Securities and Exchange Commission (the "SEC") and the National Association of Securities Dealers, Inc. (the "NASD"). These Reporting Persons are required by SEC regulations to furnish the Company with copies of all Forms 3, 4 and 5 they file with the SEC and NASD.

     Based solely upon the Company's review of the forms it has received, the Company believes that all reporting persons complied on a timely basis with all filing requirements applicable to them with respect to transactions during fiscal year 1996.

                                PERFORMANCE CHART

     The following graph sets forth the cumulative total stockholder return to the Company's stockholders during the five-year period ended July 28, 1996 as well as an overall stock market index (NASDAQ Stock Market-US) and the Company's peer group index (S&P Aerospace/Defense):

                COMPARISON OF FIVE YEAR CUMULATIVE TOTAL RETURN
      AMONG HERLEY INDUSTRIES, INC., THE NASDAQ STOCK MARKET-US INDEX AND
                       THE S & P AEROSPACE/DEFENSE INDEX


Measurement Period           Herley            NASDAQ            S & P
(Fiscal Year Covered)    Industries, Inc.    Stock Market    Aerospace/Defense

   1991                        100               100               100
   1992                        154               117               102
   1993                        137               143               130
   1994                         68               147               148
   1995                         93               206               221
   1996                        152               225               287

                            SELLING SECURITY HOLDERS

   The Shares being offered by this Prospectus are for the account of the following Selling Securityholders in the amounts set forth below:

                                        Number of    Number of     Number of
                                        Shares       Shares        Shares Owned
        Securityholder(2)               Owned        Offered (1)   After Offering

     Ladenburg, Thalmann & Co., Inc.    130,490        130,490          -0-
     Lee N. Blatt (3). . . . . . . .    617,770        100,000       517,770 (16.2%)
     Myron Levy (3). . . . . . . . .    264,958         50,000       214,958 ( 6.8%)
     Gerald Klein (3). . . . . . . .    271,407         50,000       221,407 ( 7.1%)
     David H. Lieberman. . . . . . .     16,600         10,000         6,600
     Thomas J. Allshouse . . . . . .     19,600         10,000         9,600
     John Thonet . . . . . . . . . .     16,270         10,000         6,270
     Anello C. Garefino (3). . . . .     32,938         10,000        22,938
     Allan Coon (3). . . . . . . . .     20,000         10,000        10,000

(1) Represents an aggregate of 380,490 shares of Common Stock issuable upon exercise of 380,490 Common Stock Purchase Warrants (the "Warrants") issued by the Company in February 1992, April 1993 and December 1995, each to purchase one share of Common Stock. One hundred thirty thousand four hundred ninety of these Warrants are exercisable for shares of Common Stock of the Company at a current exercise price of $11.84 per share, two hundred twenty thousand of these Warrants are exercisable for shares of Common Stock of the Company at a current exercise price of $6.1875 per share, and thirty thousand of these Warrants are exercisable for shares of Common Stock of the Company at a current exercise price of $7.13 per share.

(2)  The following Selling Securityholders are officers and/or directors of the
     Company: Mr. Blatt, Chairman of the Board; Mr. Levy, President and Director; Mr. Klein, Chief Technical Officer and a former director; Mr. Lieberman, Secretary and Director; Messrs. Allshouse and Thonet, directors; Mr. Garefino, Vice President Finance, Treasurer and Chief Financial Officer; and Mr. Coon, Vice President.

(3) Includes shares subject to options exercisable within the 60-day period following January 2, 1997 at prices ranging from $3.38 to $9.25 per share pursuant to the Company's Non-Qualified Stock Option Plans: Lee N. Blatt - 83,333, Myron Levy - 54,167, Gerald I. Klein - 16,667, Anello C. Garefino - 8,333, Allan Coon - 10,000.

                              PLAN OF DISTRIBUTION

     The Shares are traded on the NASDAQ Stock Market National Market System under the symbol HRLY. The Shares may be sold from time to time directly by the Selling Securityholders. Alternatively, the Selling Securityholders may from time to time offer such securities through underwriters, dealers or agents. The distribution of securities by the Selling Securityholders may be effected in one or more transactions that may take place on the NASDAQ Stock Market National Market System, including ordinary broker's transactions, privately-negotiated transactions or through sales to one or more broker-dealers for resale of such shares as principals, at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at negotiated prices. Usual and customary or specifically negotiated brokerage fees or commissions may be paid by the Selling Securityholders in connection with such sales of securities.

     At the time a particular offer of securities is made by or on behalf of the Selling Securityholders, to the extent required, a prospectus will be distributed which will set forth the number of shares being offered and the terms of the offering, including the name or names of any underwriters, dealers or agents, if any, the purchase price paid by any underwriter for shares purchased from the Selling Securityholders and any discounts, commissions or concessions allowed or reallowed or paid to dealers, and the proposed selling price to the public.

                                  LEGAL OPINION

   Certain legal matters in connection with this offering will be passed upon for the Company by Blau, Kramer, Wactlar & Lieberman, P.C., Jericho, New York 11753. David H. Lieberman, a member of the firm, is a director of the Company. Mr. Lieberman owns 6,600 shares of Common Stock of the Company and Warrants to purchase 10,000 shares of Common Stock of the Company. The 10,000 shares of Common stock underlying the Warrants owned by Mr.
Lieberman are registered for resale hereunder.

                                     EXPERTS

     The financial statements and schedules included in this prospectus and elsewhere in the Registration Statement, to the extent and for the periods indicated in their reports, have been audited by Arthur Andersen LLP and Wolinetz, Gottlieb & Lafazan, P.C., independent public accountants, and are included herein in reliance upon the authority of said firms as experts in giving said reports.

No dealer, salesperson, or other person has been authorized by the Company to give any information or to make any representations other than those contained in this Prospectus and, if given or made, such other information or representations must not be relied upon as having been so authorized by the Company. This Prospectus does not constitute an offer to sell, or a solicitation of an offer to buy, any securities other than the securities to which it relates, or an offer to or solicitation of any person in any jurisdiction in which such offer or solicitation would be unlawful. Neither delivery of this Prospectus nor any sale made hereunder shall, under any circumstances, create any implication that the information herein is correct as of any time subsequent to the date hereof.

                                TABLE OF CONTENTS
                                                     Page
                                                     ----

Available Information                                  2
Incorporation of Certain Documents
  by Reference                                         2
The Company                                            3
Use of Proceeds                                        4
Price Range of Common Stock                            4
Dividend Policy                                        4
Compensation Committee Report on
  Executive Compensation                               4
Relationship of Compensation to Performance
  for Officers and Chief Executive Officers            5
Compliance with Section 16(a) of the
Securities Exchange Act                                5
Performance Chart                                      5
Selling Security Holders                               6
Plan of Distribution                                   6
Legal Opinion                                          7
Experts                                                7





                             HERLEY INDUSTRIES, INC.



                                380,490 Shares of
                                  Common Stock

                                   PROSPECTUS



                                ___________, 1997

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS


Item 14.  Other Expenses of Issuance and Distribution

     Securities and Exchange Commission
       Filing Fee. . . . . . . . . . . . . . . . .           $ 1,211
     Legal and Accounting Fees . . . . . . . . . .             5,000
     Miscellaneous . . . . . . . . . . . . . . . .             1,289
       Total . . . . . . . . . . . . . . . . . . .            $7,500

     The Company will pay all of these expenses.

Item 15.  Indemnification of Directors and Officers

     Under provisions of the By-Laws of the Company, each person who is or was a director or officer of the Company may be indemnified by the Company to the full extent permitted or authorized by the General Corporation Law of Delaware.

     Under such law, to the extent that such person is successful on the merits of defense of a suit or proceeding brought against him by reason of the fact that he is a director or officer of the Company, he shall be indemnified against expenses (including attorneys' fees) reasonably incurred in connection with such action.

     If unsuccessful in defense of a third-party civil suit or if a criminal suit is settled, such a person may be indemnified under such law against both
(1) expenses (including attorneys' fees) and (2) judgements, fines and amounts paid in settlement if he acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of the Company, and with respect to any criminal action, had no reasonable cause to believe his conduct was unlawful.

     If unsuccessful in defense of a suit brought by or in the right of the Company, or if such suit is settled, such a person may be indemnified under such law only against expenses (including attorneys' fees) incurred in the defense or settlement of such suit if he acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of the Company except that if such a person is adjudged to be liable in such suit for negligence or misconduct in the performance of his duty to the Company, he cannot be made whole even for expenses unless the court determines that he is fairly and reasonably entitled to indemnity for such expenses.

     The Company and its officers and directors of the Company are covered by officers and directors liability insurance. The policy coverage is $3,000,000, which includes reimbursement for costs and fees. There is a maximum deductible under the policy of $200,000 for each claim. The Company has entered into Indemnification Agreements with certain of its officers and directors. The Agreements provide for reimbursement for all direct and indirect costs of any type or nature whatsoever (including attorneys' fees and related disbursements) actually and reasonably incurred in connection with either the investigation, defense or appeal of a Proceeding, as defined, including amounts paid in settlement by or on behalf of an Indemnitee.

Item 16.  Exhibits

     4.1 Form of Warrant Certificate dated as of February 13, 1992 between the Company and Ladenburg, Thalmann & Co., Inc.
     4.2 Form of Warrant Certificate between the Company and certain Selling Securityholders.
     5    Opinion of Blau, Kramer, Wactlar & Lieberman, P.C.
     23.1 Consent of Arthur Andersen LLP 23.2 Consent of Wolinetz, Gottlieb & Lafazan, LLP.
     23.3 Consent of Blau, Kramer, Wactlar & Lieberman, P.C. (included in
          Exhibit 5 hereof)
     24   Powers of Attorney (included in the signature pages hereof)

Item 17.  Undertakings

     (a) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, as amended (the "Act"), each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (b) Insofar as indemnification for liabilities arising under the Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

     (c)  The undersigned Registrant hereby undertakes:

          (1) For purposes of determining any liability under the Act, the information omitted from the form of prospectus filed as part of a registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Act shall be deemed to be part of the registration statement as of the time it was declared effective.

          (2) For the purpose of determining any liability under the Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Lancaster, Pennsylvania on the 30th day of December, 1996.

                                             Herley Industries, Inc.

                                             By:  /s/ Lee N. Blatt
                                                  Lee N. Blatt
                                                  Chairman of the Board

                                POWER OF ATTORNEY

     Pursuant  to  the   requirements  of  the  Securities  Act  of  1933,  this
Registration Statement has been signed below on December 30, 1996 by the following persons in the capacities indicated. Each person whose signature appears below also constitutes and appoints Lee N. Blatt and Myron Levy, and each of them, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto and all other documents in connection therewith, with the Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent or his substitute or substitutes may lawfully do or cause to be done by virtue hereof.

      Signature                                     Title

 /s/ Lee N. Blatt                              Chairman of the Board
Lee N. Blatt                                   (Chief Executive Officer)

 /s/ Myron Levy                                President and Director
Myron Levy

 /s/ Anello C. Garefino                        Vice President - Finance,
Anello C. Garefino                             Treasurer (Chief Financial
                                               Officer and Principal
                                               Accounting Officer)

 /s/ Thomas S. Allshouse                       Director
Thomas S. Allshouse

 /s/ David H. Lieberman                        Secretary and Director
David H. Lieberman

 /s/ John Thonet                               Director
John Thonet

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D. C. 20549

                                 ---------------

                                    EXHIBITS

                                       to

                                    Form S-3
                             Registration Statement


                                 ---------------

                             Herley Industries, Inc.
             (Exact name of registrant as specified in its charter)